 Exhibit 10.23

STOCK UNIT MASTER AGREEMENT

THIS MASTER AGREEMENT, made as of [....], between Mettler-Toledo International Inc., a Delaware corporation (the “Company”), and the employee listed below (the “Grantee”).

WHEREAS, the Company has adopted the 2013 Equity Incentive Plan (the “Plan”) in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries; and the Committee has determined it may grant to the Grantee an Award of Stock Units as provided herein to encourage the Grantee’s efforts toward the continuing success of the Company and its Subsidiaries.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Stock Units. From time to time, the Company may grant to the Grantee one or more awards of Stock Units (the “Awards”). Each individual grant will be described in a grant notice (the "Grant Notice"), which will specify the respective date of grant and number of Shares subject to the Award, as well as any terms relating to the Award that differ from this Master Agreement. The form of Grant Notice will be as specified by the Company from time to time, and may be delivered in paper or electronic form. The Grantee may or may not be required to acknowledge a Grant Notice in the Company's discretion.

This Master Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Master Agreement shall have the same definitions as set forth in the Plan.

2. No Ownership of Shares Until Vesting. At all times until Shares are actually transferred upon vesting in the manner provided in Sections 3 or 5 hereof or any Grant Notice, the Award remains an unfunded, unsecured promise to deliver shares in the future. Ownership of the Shares relating to Stock Units will not pass to Grantee until such vesting.

3. Vesting Generally. Except as provided in Sections 4 and 5 hereof or any individual Grant Notice, 20% of the number of Shares relating to Stock Units (rounded down to the nearest whole Share, if necessary) shall vest on each of the first five anniversaries of the date of grant.

4. Effect of Termination of Employment. If the Grantee’s employment ends for any reason, including as a result of the Grantee’s death, retirement or Disability, or if the Grantee is terminated with or without Cause, all Shares relating to Stock Units which have not become vested shall be forfeited and shall revert to the Company as of the date of such termination.

5. Effect of Change in Control. If your employment is terminated without Cause or if you resign for "Good Reason", in each case within 24 months following a Change in Control, all Shares relating to Stock Units outstanding on the date of such Change in Control shall vest, and ownership of such Shares shall pass to Grantee, immediately. "Good Reason" means (i) a material reduction or change in your position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a material reduction in your target cash compensation or average annual equity grant over the three years prior to the Change in Control, or (iii) a material change in the geographic location at which you are required to perform services for the Company.

6. Book-Entry Shares. Evidence of book-entry Shares or, if requested by the Grantee, one or more stock certificates, shall be provided to the Grantee as soon as practicable following the respective vesting dates free of all restrictions hereunder.

7. Dividends and Voting Rights. As of the date on which Shares relating to Stock Units have vested pursuant to Section 3 or 5 hereof or any individual Grant Notice, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect thereto.

8. No Right to Continued Employment. Nothing in this Master Agreement, the Plan or any Grant Notice shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Grantee’s

 Exhibit 10.23

employment, nor confer upon the Grantee any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a board member.

9. Withholding of Taxes. Prior to the delivery to the Grantee (or the Grantee’s estate, if applicable) of a stock certificate or evidence of book-entry Shares for Shares relating to Stock Units that have vested, the Grantee shall pay to the Company the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the “Withholding Taxes”) with respect to such Shares. By executing and returning this Master Agreement, the Grantee shall be deemed to elect to have the Company withhold a portion of such Shares having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction of the Withholding Taxes, such election to continue in effect until the Grantee notifies the Company before such delivery that the Grantee shall satisfy such obligation in cash, in which event the Company shall not withhold a portion of such Shares as otherwise provided in this Section 9.

10. Grantee Bound by the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Grantee also acknowledges receipt of the plan materials, as prepared by the Company and as may be amended or supplemented from time to time, and expressly consents to the collection and processing of personal data as described in the material.

11. Modification of Master Agreement; Severability. This Master Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. Should any provision of this Master Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Master Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12. Successors in Interest; Non-Transferability. This Master Agreement and any Grant Notice shall inure to the benefit of and be binding upon any successor to the Company and the Grantee’s legal representatives in the event of Grantee’s death. All obligations imposed upon the Grantee and all rights granted to the Company under this Master Agreement and any Grant Notice shall be binding upon the Grantee’s heirs, executors, administrators and successors. No rights under any Stock Unit Award may be sold, assigned, transferred or otherwise disposed of, nor may they be pledged or otherwise hypothecated.

13. Governing Law; Dispute Resolution. The validity, interpretation, construction and performance of this Master Agreement and any Grant Notice shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Master Agreement or any Grant Notice shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

14. Entire Agreement. This Master Agreement, the terms and conditions of the Plan, and any Grant Notice constitute the entire understanding between the Grantee and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to any Award.

15. Counterparts. This Master Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.
Mettler-Toledo International Inc.

By:    Head Human Resources

___________________________________

GRANTEE

[Name of Grantee]